SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           Consolidated Graphics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
                         ----------


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)
      ----

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)  Title of each class of securities to which transaction applies:
                                                                   -------------
2)  Aggregate number of securities to which transaction applies:
                                                                ----------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                               ---------------------------------
4)  Proposed maximum aggregate value of transaction:
                                                    ----------------------------
5)  Total fee paid:
                   -------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)  Amount Previously Paid:
                           -----------------------------------------------------
2)  Form, Schedule or Registration Statement No.:
                                                 -------------------------------
3)  Filing Party:
                 ---------------------------------------------------------------
4)  Dated Filed:
                ----------------------------------------------------------------

                                                            CONSOLIDATEDGraphics



                                                                   June 22, 2001


Dear Shareholder:

         You are cordially invited to attend the annual meeting of shareholders to be held at the Hyatt Regency Hotel, 1200 Louisiana, Houston, Texas 77002, on Thursday, July 26, 2001 at 5:00 p.m., Central Daylight Time. For those of you who cannot be present at this annual meeting, we urge that you participate by indicating your choices on the enclosed proxy and completing and returning it at your earliest convenience. If you sign and return your proxy card without specifying your choices, it will be understood you wish to have your shares voted in accordance with the Board of Directors' recommendations.

         This booklet includes the Notice of Annual Meeting of Shareholders and the Proxy Statement, which contains details of the business to be conducted at the annual meeting. The Company's Annual Report to Shareholders, which is not part of the Proxy Statement, is also enclosed and provides additional information regarding the financial results of the Company for the fiscal year ended March 31, 2001.

         It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, please sign, date and mail promptly the enclosed proxy in the envelope provided.

         On behalf of the Board of Directors, thank you for your cooperation and continued support.





                                             Joe R. Davis
                                             Chairman
                                               and Chief Executive Officer

                                                     Consolidated Graphics, Inc.
                                                     5858 Westheimer, Suite 200
                                                     Houston, Texas 77057
                                                     (713) 787-0977

                                TABLE OF CONTENTS



NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT..............................................................1
         INTRODUCTION........................................................1
         ACTION TO BE TAKEN UNDER PROXY......................................1
         RECORD DATE AND VOTING SECURITIES...................................1
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT......2
         COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT...................3
         ELECTION OF CLASS II DIRECTORS......................................3
         BOARD OF DIRECTOR COMMITTEES AND MEETINGS...........................5
         AUDIT COMMITTEE REPORT..............................................5
         EXECUTIVE COMPENSATION..............................................6
         INCENTIVE PLAN......................................................7
         EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS.........................7
         DIRECTOR COMPENSATION...............................................8
         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.........8
         REPORT OF COMPENSATION COMMITTEE....................................8
         STOCK PRICE PERFORMANCE GRAPH......................................10
         CERTAIN TRANSACTIONS...............................................10
         INDEPENDENT PUBLIC ACCOUNTANTS.....................................10
         SHAREHOLDER PROPOSALS..............................................11
         GENERAL............................................................11
         OTHER INFORMATION..................................................11

                              VOTING THE PROXY CARD

         Please complete, sign, date and return the accompanying proxy card promptly in the enclosed addressed envelope. Postage need not be affixed to the envelope if mailed in the United States.

         The immediate return of your proxy will be of great assistance in preparing for the annual meeting and is therefore urgently requested, even if you plan to attend the annual meeting. If you attend the annual meeting and make arrangements to vote in person, your proxy card will not be used.

               IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

         The annual meeting will be held at 5:00 p.m. Central Daylight Time on Thursday, July 26, 2001 at the Hyatt Regency Hotel, 1200 Louisiana, Houston, Texas 77002. Signs will direct you to the conference room where the annual meeting will be held.

         IF YOUR SHARES ARE NOT REGISTERED IN YOUR OWN NAME AND YOU PLAN TO ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON, YOU SHOULD CONTACT YOUR BROKER OR AGENT IN WHOSE NAME YOUR SHARES ARE REGISTERED TO OBTAIN A BROKER'S PROXY AND BRING IT TO THE ANNUAL MEETING IN ORDER TO VOTE.

                              CONSOLIDATEDGraphics

                           CONSOLIDATED GRAPHICS, INC.
                           5858 WESTHEIMER, SUITE 200
                              HOUSTON, TEXAS 77057
                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             THURSDAY, JULY 26, 2001
                         5:00 P.M. CENTRAL DAYLIGHT TIME

To the Shareholders:

         The annual meeting of shareholders of Consolidated Graphics, Inc. (the "Company") will be held at the Hyatt Regency Hotel, 1200 Louisiana, Houston, Texas 77002, on Thursday, July 26, 2001 at 5:00 p.m., Central Daylight Time, for the following purposes:

                  1. To elect two Class II directors to serve on the Company's Board of Directors for terms of three years or until their successors are elected and qualified.

                  2. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only shareholders of record as of the close of business on June 1, 2001 are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof. A list of such shareholders shall be open to the examination of any shareholder of record during ordinary business hours, for a period of ten days prior to the meeting, at the principal executive offices of the Company, 5858 Westheimer, Suite 200, Houston, Texas 77057, and shall also be open to examination at the annual meeting and any adjournments thereof.

                       By Order of the Board of Directors



                                                     Wayne M. Rose
                                                     Secretary


Houston, Texas
June 22, 2001



IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE ANNUAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. IF YOU HAVE SHARES IN MORE THAN ONE NAME, OR IF YOUR STOCK IS REGISTERED IN MORE THAN ONE WAY, YOU MAY RECEIVE MORE THAN ONE COPY OF THE PROXY MATERIAL. IF SO, SIGN AND RETURN EACH OF THE PROXY CARDS YOU RECEIVE SO THAT ALL OF YOUR SHARES MAY BE VOTED. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE.

                              CONSOLIDATEDGraphics

                           CONSOLIDATED GRAPHICS, INC.
                           5858 WESTHEIMER, SUITE 200
                              HOUSTON, TEXAS 77057
                               ------------------

                                 PROXY STATEMENT
                               ------------------

                                  INTRODUCTION

         The accompanying proxy is solicited by and on behalf of the Board of Directors of Consolidated Graphics, Inc., a Texas corporation (the "Company"), for use only at the annual meeting of shareholders (the "Annual Meeting") to be held at the Hyatt Regency Hotel, 1200 Louisiana, Houston, Texas 77002, on Thursday, July 26, 2001 at 5:00 p.m., Central Daylight Time, and at any adjournments thereof. The approximate date on which this Proxy Statement and accompanying proxy will first be given or sent to shareholders is June 22, 2001.

         Each proxy executed and returned by a shareholder may be revoked at any time before it is voted at the Annual Meeting by filing a written instrument revoking it with the Secretary at the Company's executive offices, by execution and return of a later-dated proxy, or by appearing at the Annual Meeting and making arrangements to vote in person. The executive offices of the Company are located at 5858 Westheimer, Suite 200, Houston, Texas 77057.

                         ACTION TO BE TAKEN UNDER PROXY

         Proxies in the accompanying form will be voted in accordance with the specifications made thereon and, where no specifications are given, such proxies will be voted FOR the election of the two nominees named herein to serve as Class II directors and if either one or both of such nominees should become unavailable for election for any reason, then FOR the election of any substitute nominee that the Board of Directors of the Company may propose.

         In the discretion of the proxy holders, the proxies will also be voted FOR or AGAINST such other matters as may properly come before the Annual Meeting. Management of the Company did not receive any shareholder proposal for inclusion in this proxy or presentation at the Annual Meeting by the dates prescribed for such inclusion or presentation and is not aware of any other matters to be presented for action at the Annual Meeting.

                        RECORD DATE AND VOTING SECURITIES

         The Board of Directors has fixed the close of business on June 1, 2001 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof. The issued and outstanding stock of the Company on June 1, 2001 consisted of 13,031,295 shares of the Company's Common Stock (the "Common Stock"), each of which is entitled to one vote. Under the Company's Restated By-Laws, as amended to date, as well as the Texas Business Corporation Act, the holders of a majority of the total issued and outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

         If there are insufficient shares present in person or represented by proxy at the Annual Meeting to constitute a quorum, the Annual Meeting may be adjourned until such time and place as determined by a vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting to permit further solicitation of proxies by the Company. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the Annual Meeting in the manner set forth above.

         The affirmative vote of a majority of the shares represented in person or by proxy at such meeting at which a quorum is present, is required for the election of directors. Abstentions and "broker nonvotes" (i.e., shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the results of voting on the election of directors, abstentions and broker nonvotes will have the same effect as a vote against the nominated director since approval of that director requires the affirmative vote of a majority of the shares represented in person or by proxy at such meeting at which a quorum is present.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         To the Company's knowledge, the following table sets forth as of June 1, 2001 information with respect to beneficial ownership of shares of Common Stock by (i) the executive officers of the Company, (ii) each of the directors and nominees, (iii) all persons known to the Company to be the beneficial owners of 5% or more thereof and (iv) all executive directors and officers as a group. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                                                        AMOUNT OF
                                                                                 BENEFICIAL OWNERSHIP (1)
                                                                       -------------------------------------------
                                                                            NUMBER OF              PERCENTAGE OF
                   NAME OF BENEFICIAL OWNER                                SHARES (2)                CLASS (3)
---------------------------------------------------------------------  ---------------------   -------------------
Joe R. Davis (4)............................................
                                                                              1,651,820                12.7%
Dimensional Fund Advisors Inc. (5)..........................                    910,000                 7.0%
Classic Fund Management Aktiengesellschaft (6)..............                    678,000                 5.2%
Cannell Capital, L.L.C. (7).................................                    672,300                 5.2%
Hugh N. West................................................                    170,000                 1.3%
James H. Limmer.............................................                    107,500                  *
Brady F. Carruth............................................                     53,405                  *
Gary L. Forbes..............................................                     40,125                  *
Clarence C. Comer...........................................                     36,100                  *
Larry J. Alexander..........................................                     12,000                  *
Charles F. White............................................                     10,000                  *
All directors and executive officers as a group(9) .........                  2,080,950                16.0%

----------------------
*        Less than 1%.

(1) In accordance with Securities and Exchange Commission ("SEC") regulations, shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares the power to vote or dispose of the shares, regardless of whether such person has any economic interest in the shares. In addition, a person is deemed to own beneficially any shares of which such person has the right to acquire beneficial ownership within 60 days, including upon exercise of a stock option or conversion of a convertible security.
(2) Shares shown do not include shares held through the Company's 401(k) plan. The shares beneficially owned include options to purchase shares of Common Stock exercisable within 60 days of June 1, 2001, as follows:
         Mr. Davis. 97,320 shares; Mr. Forbes, 10,000 shares; Mr. Alexander, 10,000 shares.
(3) The percentage of Common Stock owned by each person has been calculated using the 13,031,295 shares outstanding at June 1, 2001, plus any shares issuable upon exercise of options owned by such person exercisable within 60 days and deemed to be outstanding pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(4)      The address of Mr. Davis is 5858 Westheimer, Suite 200, Houston,
         Texas 77057.
(5) Based on a Schedule 13F for the quarter ended March 31, 2001, filed with the SEC on May 18, 2001. The Schedule 13F indicates that Dimensional Fund Advisors Inc. had sole voting power with respect to 910,000 shares of Common Stock. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(6) Based on a Schedule 13G filed with the SEC on March 13, 2001 reporting a position as of January 29, 2001. The Schedule 13G indicates that Classic Fund Management Aktiengesellschaft had sole voting and dispositive power with respect to 678,000 shares of Common Stock. The address of Capital Fund Management Aktiengesellschaft is Pfugstrasse 20, FL-9490 Vaduz, Principality of Liechtenstein.
(7) Based on a Schedule 13F for the quarter ended March 31, 2001 filed with the SEC on May 7, 2001. The Schedule 13F indicates that Cannell Capital L.L.C. had sole voting power with respect to 591,400 shares of Common Stock and shared voting power with respect to 80,900 shares of Common Stock. The address of Cannell Capital L.L.C. is 600 California Street, San Francisco, California 94108.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC and The New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all of its directors and executive officers during fiscal 2001 complied on a timely basis with all applicable filing requirements under
Section 16(a) of the Exchange Act, except that Mr. Gary L. Forbes, a director of the Company, filed one late report reflecting one transaction that was not reported on a timely basis.

                         ELECTION OF CLASS II DIRECTORS

         Unless contrary instructions are set forth in the proxy card, it is intended that the persons named in the proxy will vote all shares of Common Stock represented by the proxy for the election of the persons listed below as nominees as the two Class II directors, each of whom is presently a member of the Board of Directors of the Company. The two directors elected at the Annual Meeting will each serve for a term expiring on the date of the annual meeting in 2004 or until his successor has been elected and qualified or his earlier resignation or removal. Pursuant to the Company's Restated Articles of Incorporation, as amended to date, and the Company's Restated By-Laws, as amended to date, the Board of Directors of the Company is comprised of seven directors. The Board of Directors currently consists of Larry J. Alexander, Brady F. Carruth, Clarence C. Comer, Gary L. Forbes, James H. Limmer, Hugh N. West and Joe R. Davis, and is divided into three classes with Messrs. Alexander and Carruth constituting the Class I directors, Messrs. Comer and Forbes constituting the Class II directors and Messrs. Limmer, Davis and Dr. West constituting the Class III directors. One class of directors is elected at each annual meeting of the Company's shareholders for a term of three years. The term of the Class II directors expires at the Annual Meeting. The terms of the other two classes of directors expire at the 2002 annual meeting (Class III directors) and the 2003 annual meeting (Class I directors). The Restated Articles of Incorporation of the Company, as amended to date, do not permit cumulative voting. A majority of the holders of the outstanding shares of Common Stock, present in person or represented by proxy, at a meeting at which a quorum is present is required to elect directors.

         The Board of Directors has appointed a Nominating Committee to evaluate candidates and recommend nominees for election to the Company's Board of Directors at each annual meeting. The Nominating Committee determined that the election of Messrs. Comer and Forbes as the Class II directors of the Company is in the best interest of the Company and its shareholders and the Board of Directors confirmed the recommendation of the Nominating Committee. THE BOARD OF DIRECTORS THEREFORE RECOMMENDS A VOTE FOR ALL OF THE NOMINEES AND IT IS INTENDED THAT THE PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED. Should the candidacy of Messrs. Comer and Forbes for any reason be withdrawn or any such nominee become unavailable for election, the Board of Directors of the Company may designate another nominee, in which case the persons acting under the duly executed proxies will vote for the election of the replacement nominee. Management is currently unaware of any circumstances likely to render any nominee unavailable for election. A shareholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote that shareholder's shares for one or more of the named nominees.

         The following sets forth information concerning each of the nominees for election to the Board of Directors and each continuing member of the Board of Directors including the name, age, principal occupation or employment during at least the past five years and the period during which such person has served as a director of the Company.

         Nominees for Election as Class II Directors

         The following information is furnished regarding the nominees for election as the Class II directors by the holders of Common Stock.

         Clarence C. Comer has served as President and Chief Executive Officer of Cemex, Inc., a U.S. subsidiary of Cemex, S.A., since November 2000. He also served as President and Chief Executive Officer of Southdown, Inc., a cement and ready-mix concrete producer, from February 1987 until it was acquired by Cemex, S.A. in November 2000. Mr. Comer has been a director of the Company since 1993 and serves on the Audit Committee. Mr. Comer is 53 years of age.

         Gary L. Forbes has been a Vice President of Equus II Incorporated, a public investment company, since 1991. Mr. Forbes currently serves on the board of directors of NCI Building Systems, Inc., a manufacturer of prefabricated metal buildings, and Advanced Technical Products, Inc., a manufacturer of high-performance composite parts for the aerospace industry. Mr. Forbes is a certified public accountant and has been a director of the Company since 1993. He serves on the Audit Committee, the Compensation Committee and the Executive Committee and is 57 years of age.

         The Board of Directors recommends a vote FOR the reelection of Messrs. Comer and Forbes as the Class II directors of the Company.

         Continuing Class III Directors

         The following information is furnished regarding the Class III directors (who will continue to serve on the Board of Directors until the 2002 annual meeting of shareholders or until their respective successors are elected and qualified).

         Joe R. Davis has been the Chief Executive Officer and Chairman of the Board of the Company since he founded it in 1985. Mr. Davis also served as President of the Company until July 25, 2000. Prior to forming the Company, Mr. Davis was Vice President of Finance and Administration for a division of International Paper Company. Prior thereto, he served as a partner with the public accounting firm of Arthur Andersen LLP. Mr. Davis serves on the Executive Committee and the Nominating Committee and is 58 years of age.

         James H. Limmer has been a partner with the law firm of Tekell, Book, Matthews & Limmer, L.L.P., in Houston, Texas, which specializes in all phases of insurance defense, since July 1973. Mr. Limmer has been a director of the Company since 1985 and serves on the Compensation Committee and the Nominating Committee. Mr. Limmer is 59 years of age.

         Hugh N. West, M.D., was in private practice in Houston, Texas in the field of diagnostic radiology until his retirement in 1996. Dr. West has been a director of the Company since 1985 and serves on the Compensation Committee. Dr. West is 55 years of age.

         Continuing Class I Directors

         The following information is furnished regarding the Class I directors (who will continue to serve on the Board of Directors until the 2003 annual meeting of shareholders or until their respective successors are elected and qualified).

         Larry J. Alexander retired from the San Antonio Spurs Professional Basketball Team in May 1996, where he had been the Vice President -- Administration and Communications since August 1994. Prior to joining the Spurs, he spent 27 years with SBC Communications Inc. in various positions, most recently as Senior Vice President -- External Affairs from July 1993 to July 1994. Mr. Alexander has been a director of the Company since May 1995 and is 59 years of age.

         Brady F. Carruth has been President of Gulf Coast Capital Corporation, a commercial landscaping business, since 1987. He also serves on the board of directors of American General Corporation, a diversified insurance company. Mr. Carruth has been a director of the Company since 1985 and serves on the Audit Committee and the Nominating Committee. Mr. Carruth is 43 years of age.

                    BOARD OF DIRECTOR COMMITTEES AND MEETINGS

         During the fiscal year ended March 31, 2001, the Board of Directors held meetings and/or acted by unanimous consent seven times. Each of the directors attended at least 75% of the meetings of the Board of Directors and of each committee on which he served, except for Brady F. Carruth who did not attend four of the twelve total meetings of the board of directors and the committees on which he served.

         The Board has established an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The Executive Committee reviews and develops strategies and policies of the Company and recommends changes thereto and approves certain transactions of the Company pursuant to authority delegated by the Board of Directors. The Executive Committee consists of Messrs. Davis and Forbes. During the fiscal year ended March 31, 2001, the Executive Committee did not hold any meetings and/or act by unanimous consent.

         The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent public accountants, reviewing with such accountants the plans for and the scope and results of their auditing engagement and certain other matters, including the independence of such accountants. The Audit Committee consists of Messrs. Carruth, Comer and Forbes, each of whom is an independent director. During the fiscal year ended March 31, 2001, the Audit Committee held meetings and/or acted by unanimous consent four times. During fiscal 2001, the Board of Directors of the Company adopted an Audit Committee Charter, a copy of which is included as Appendix A to this Proxy Statement. The current members of the Audit Committee are "independent" as that term is defined by Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

         The Compensation Committee determines the compensation of directors, executive officers and key employees and is composed solely of independent directors. The Compensation Committee consists of Messrs. Forbes, Limmer and Dr. West. It also administers the Company's Long-Term Incentive Plan (as amended, the "Incentive Plan"). During the fiscal year ended March 31, 2001, the Compensation Committee held meetings and/or acted by unanimous consent three times.

         The Nominating Committee evaluates candidates and recommends nominees for election to the Company's Board of Directors at each annual meeting. The Nominating Committee consists of Messrs. Davis, Limmer and Carruth. The Nominating Committee held one meeting attended by Messrs. Davis and Limmer to discuss and designate the nominees for the Annual Meeting. The Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination to the Board of Directors in future years provided that such recommendation is timely made and is accompanied by information sufficient to enable the Nominating Committee to evaluate the qualifications of the nominee.

                             AUDIT COMMITTEE REPORT

         The Audit Committee has (1) reviewed the Company's audited financial statements for fiscal 2001 and discussed them with Management, (2) discussed with the Company's independent auditors the matters required to be discussed by Statement of Auditing Standard No. 61, as amended, (3) received written disclosures and a letter from the Company's independent accountants required by Independence Standards Board Statement No. 1, as amended, and (4) discussed the independence of the Company's accountants with the accountants. Based on the foregoing discussions, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in its annual report on Form 10-K for the year ended March 31, 2001.

The Audit Committee: Brady F. Carruth       Clarence C. Comer     Gary L. Forbes

                             EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table sets forth certain information regarding the compensation earned by or awarded to the Chief Executive Officer ("CEO") and the other executive officers of the Company whose total annual salary and bonus exceeded $100,000, for each of the three fiscal years ended March 31, 2001, 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM COMPENSATION
                                                        ANNUAL COMPENSATION                           AWARDS
                                           -----------------------------------------------    -----------------------
               NAME AND                                                                         SHARES UNDERLYING
          PRINCIPAL POSITION                  YEAR            SALARY            BONUS                OPTIONS
---------------------------------------    ------------     ------------    --------------    -----------------------
Joe R. Davis..........................        2001           $346,710         $     --                300,000
     Chairman of the Board and Chief          2000            232,000               --                     --
     Executive Officer (1)                    1999            228,000               --                250,000

Charles F. White......................        2001            241,667               --                200,000
     President and
     Chief Operating Officer (2)


G. Christopher Colville...............        2001            158,617               --                     --
     Executive Vice President-Mergers         2000            250,000               --                     --
     and Acquisitions, Chief                  1999            150,000          100,000                100,000
Financial and
     Accounting Officer and Secretary
(3)

  -------------

(1) Mr. Davis has served as Chief Executive Officer of the Company since its inception and also served as President of the Company until July 25, 2000.
(2)      Mr. White was appointed as President and Chief Operating Officer of the
         Company effective July 25, 2000.
(3) In September 2000, Mr. Colville announced that he would be resigning all positions he held with the Company. Mr. Colville was replaced by Wayne M. Rose, who was appointed as Executive Vice President and Chief
         Financial and Accounting  Officer and Secretary in January 2001.




                                OPTION/SAR GRANTS
                       IN FISCAL YEAR ENDED MARCH 31, 2001

         The following table shows, for the year ended March 31, 2001, all grants of options to acquire shares of our common stock granted to the executive officers named in the Summary Compensation Table above under the Incentive Plan, except for G. Christopher Colville who was not granted any options during the year ended March 31, 2001.


                                                                                             POTENTIAL REALIZABLE VALUE
                            NUMBER OF                                                         AT ASSUMED ANNUAL RATES
                           SECURITIES     % OF TOTAL                                        OF STOCK PRICE APPRECIATION
                           UNDERLYING       OPTIONS       EXERCISE OR                             FOR OPTION TERM (3)
                            OPTIONS       GRANTED IN       BASE PRICE      EXPIRATION        ----------   -----------
NAME                      (1) GRANTED     FISCAL YEAR     ($/SHARE)(2)        DATE               5%           10%
------------------------  --------------  -----------     -------------    -------------     ----------   -----------
Joe R. Davis                 300,000           26.9%         $11.4375      July 25, 2010     $2,157,895   $4,677,846

Charles F. White             200,000           17.9%         $11.4375      July 25, 2010     $1,438,596   $3,118,564


------------

(1) One-fifth of the options granted become exercisable at each of the first, second, third, fourth and fifth anniversary from the date of grant.
(2) The exercise price per share for all options granted is equal to the market price of the underlying Common Stock as of the date of grant.

(3) The potential realizable value through the expiration date of options has been determined on the basis of the per share market price at the time the options were granted, compounded annually over the life of the option, net of the exercise price. These values have been determined based upon assumed rates of appreciation and are not intended to forecast the possible future appreciation, if any, of the price or value of the Company's Common Stock.

         Stock Option Exercises and Year-End Values Table. The following table shows, as to the executive officers named in the Summary Compensation Table, information with respect to stock options exercised during the fiscal year ended March 31, 2001 and the unexercised options to purchase Common Stock granted under the Incentive Plan and held as of March 31, 2001.

                         OPTION EXERCISES IN FISCAL 2001
                     AND VALUE OF OPTIONS AT MARCH 31, 2001

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                      OPTIONS HELD AT          IN-THE-MONEY OPTIONS
                                                                      MARCH 31, 2001           AT MARCH 31, 2001 (1)
                                       SHARES                    --------------------------  --------------------------
                                      ACQUIRED         VALUE
              NAME                   ON EXERCISE     REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------------      -----------     ----------  -----------  -------------  -----------  -------------
Joe R. Davis.................               --            --        37,320       512,680     $      --    $ 318,750

Charles F. White.............               --            --            --       200,000     $      --    $ 212,500

G. Christopher Colville......               --            --        22,000            --     $   1,500           --



------------

(1) Options are "in-the-money" if the closing market price of the Common Stock exceeds the exercise price of the options. The value of unexercised options represents the difference between the exercise price of such options and the closing market price of the Company's Common Stock on March 31, 2001, which was $12.50.

                                 INCENTIVE PLAN

         In March 1994, the Board of Directors and the shareholders of the Company approved the adoption of the Incentive Plan. Pursuant to the Incentive Plan, as subsequently amended, employees of the Company and directors who are not serving on the Compensation Committee are eligible to receive awards consisting of stock options, stock appreciation rights ("SARS"), restricted or nonrestricted stock, cash or any combination of the foregoing. Stock options granted pursuant to the Incentive Plan may either be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options. To date, long-term incentive compensation has been awarded only in the form of stock options. An aggregate of 2,621,982 shares of Common Stock are reserved for issuance pursuant to the Incentive Plan, of which 461,596 shares were available for future stock option awards pursuant to the Incentive Plan as of June 1, 2001.

         The Incentive Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Incentive Plan, the Compensation Committee is authorized by the Board of Directors to determine the type or types of awards made to each participant and the terms, conditions and limitations applicable to each award. In addition, the Compensation Committee has the exclusive power to interpret the Incentive Plan, to grant waivers of restrictions thereunder and to adopt such rules and regulations as it may deem necessary or appropriate in keeping with the objectives of the Incentive Plan.

                   EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

         The Company has entered into Employment Agreements with Messrs. Davis and White. Effective as of July 25, 2000, Mr. Davis is entitled to be employed as the Chief Executive Officer of the Company and Mr. White is entitled to be employed as the President and Chief Operating Officer of the Company, each for a period of five (5) years. Under the terms of his agreement, Mr. Davis was granted an option to purchase up to 300,000 shares of the Company's stock, and is entitled to receive an annual salary of $400,000 for each year during the term of his agreement and to be granted an option to purchase up to 50,000 shares of the Company's stock on each anniversary date of the terms of his agreement. Under the terms of Mr. White's agreement, he was granted an option to purchase up to 200,000 shares of the Company's stock, and he is entitled to receive an annual salary of $350,000 for each year during the term of his agreement and to be granted an option to purchase up to 25,000 shares of the Company's stock on each anniversary date of his agreement. In addition to annual salary, Messrs. Davis and White may receive a discretionary bonus under the terms of their respective agreements.

         The Company has also entered into Change in Control Agreements with Messrs. Davis, White and Rose. Messrs. Davis' and White's Change in Control Agreements were effective as of July 25, 2000 and Mr. Rose's was effective as of January 8, 2001. Under the terms of their respective agreements, if at any time during the two-year period following a change in control of the Company any of the above named officers is terminated without cause or resigns under certain circumstances, then such terminated or resigning officer would be entitled to receive a lump sum payment equal to three times, in the case of Mr. Davis, or two times, in the case of Messrs. White and Rose, the sum of his highest annual salary plus his highest bonus received prior to such time, and would continue to receive any employee welfare benefits he was receiving prior to such time for the remaining portion of the two-year period following a change in control. Additionally, any unvested stock options held by such terminated or resigning officer would become fully vested and exercisable and any restrictions on any restricted securities held by such terminated or resigning officer would be removed at the time of such termination or resignation.

                              DIRECTOR COMPENSATION

         Each director who is not an employee of the Company is paid $250 for each meeting of the Board of Directors or committees thereof attended and is reimbursed for expenses incurred in attending such meetings. Directors who are not members of the Compensation Committee are eligible to receive grants under the Incentive Plan.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 2001, no member of the Compensation Committee was or formerly had been an officer or employee of the Company or any of its subsidiaries. Also, during the year, no executive officer of the Company served as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Board of Directors.

                        REPORT OF COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors reviews compensation of directors and executive officers and also administers the Incentive Plan. The Compensation Committee consists entirely of non-employee directors.

         At current compensation levels, the Compensation Committee does not expect Internal Revenue Service regulations regarding maximum deductibility of executive compensation to have any application to the Company.

         Compensation Philosophy and Components. The Company's executive compensation philosophy is to employ, retain and reward executives capable of leading the Company in creating and preserving strong financial performance, increasing the assets of the Company through acquisitions, positioning the Company's assets and business operations for long-term growth opportunities, and enhancing shareholder value. The executive compensation program is intended to provide an overall level of compensation that the Compensation Committee believes, based on its own judgment and experience, is competitive with levels of compensation provided by companies deemed by the Compensation Committee to be comparable for compensation purposes. The companies used for comparisons of compensation levels are not necessarily the same companies included within the index reflected in the Stock Price Performance Graph because certain of those companies are not comparable with the Company or its subsidiaries for compensation purposes due to their size and operating philosophy. The companies which the Company considers to be comparable for compensation purposes are generally publicly traded companies of similar size and growth strategy. The primary components of the Company's executive compensation program are annual cash compensation (salary and bonuses) and long-term incentive compensation (stock options).

         Employment and Change in Control Agreements. In fiscal 2001, the Compensation Committee considered the importance of assuring that the Company will have the continued dedication of its executive officers notwithstanding the possibility, threat or occurrence of a change in control and diminishing the inevitable distraction of the executive officers resulting from the uncertainties and risks created by a pending or threatened change in control. Therefore, the Compensation Committee determined that it would be in the best interests of the Company to enter into employment and change in control agreements with its executive officers.

         Chief Executive Officer Compensation. The Compensation Committee considered a number of factors in approving the CEO's compensation package for fiscal 2001. The factors considered by the Compensation Committee included, but were not limited to, successful integration of the Company's numerous acquisitions in recent years, preservation of the Company's strong financial performance in spite of a cautious economic environment and enhancement of the Company's competitive advantage, thereby positioning it for long-term growth. The CEO's cash compensation was judged by the Compensation Committee to be fair and appropriate for the CEO taking into account the factors considered.

         Other Executive Officer Compensation. The compensation packages of the other executive officers of the Company were based on the amount recommended to the Compensation Committee by the CEO based on his subjective evaluation, including his perception of their respective performance. The CEO generally determines his recommendations regarding the cash compensation of other executive officers by considering the potential impact of the individual on the Company, the executive's performance as a team member, the skills and experiences required by the position and the overall performance of the Company. No one of the above factors is considered to be more important than the others. Other executive officer cash compensation is maintained at levels that the Compensation Committee believes, based upon its own judgment and experience, are competitive in the marketplace.

         Long-Term Incentive Compensation. Long-term incentives may be provided in the form of stock options, stock appreciation rights, restricted or nonrestricted stock, cash or any combination of the foregoing. To date, long-term incentive compensation has been awarded only in the form of stock options.

         Grants of stock options are made by the Compensation Committee. In fiscal 2001, the Compensation Committee considered additional forms of compensation that could be provided to the executive officers of the Company to ensure their continuing commitment to and active participation in the Company. Therefore, the Compensation Committee determined making stock option grants to its executive officers would provide such individuals with the long-term incentives necessary to encourage their continuing commitment to the future financial success and growth of the Company.

         In determining stock option grants, the Compensation Committee considers all factors the members thereof deem relevant, including corporate and individual performance, and recommendations by the CEO based on his subjective evaluation and perception of the individual's performance. The CEO generally determines his recommendations by considering such individual's contribution toward Company performance and such individual's expected contribution toward meeting the Company's long-term objectives and increasing value to shareholders. The value received by grantees from option grants depends completely on increases in the market price of the Common Stock over the option exercise price. Thus, this component of compensation is aligned directly with increases in value to shareholders.

The Compensation Committee:  Gary L. Forbes    James H. Limmer   Hugh N. West

                          STOCK PRICE PERFORMANCE GRAPH

         The following performance graph and table compare the cumulative return on the Company's Common Stock against the cumulative total return of (i) the S&P 500 Stock Index, (ii) the S&P Small Cap 600 Index and (iii) the S&P Specialty Printing - Super Index. The Company is a component of both the S&P Small Cap 600 and the S&P Specialty Printing - Super indices, and management intends to use such indices in future proxy statements, absent changes in circumstances. The graph assumes (i) the reinvestment of dividends, if any, and(ii) the value of the investment of the Company's Common Stock and each index to have been $100 at March 31, 1996. The historical performance of the Company's Common Stock reflected below is not necessarily indicative of the Common Stock's future performance.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                                [OBJECT OMITTED]

                                                                      YEAR ENDED MARCH 31,
                                                1996          1997        1998         1999        2000        2001
                                                ----          ----        ----         ----        ----        ----
CONSOLIDATED GRAPHICS, INC.                      100        331.88      671.01       669.57      149.28      144.93
S&P 500 INDEX                                    100        119.82      177.34       210.08      247.77      194.06
S&P SMALLCAP 600 INDEX                           100        108.39      160.07       129.44      169.18      167.01
SPECIALTY PRINTING-SUPER                         100        108.61      130.69       108.06       88.64       97.91


                              CERTAIN TRANSACTIONS

         In a transaction approved by the Board of Directors, the Company advanced $641,423 to G. Christopher Colville under a one-year non-recourse note (the "Note"), bearing interest at 5.74% per annum and secured by the pledge of 30,228 shares of common stock of the Company. In December 2000, Mr. Colville surrendered all of these shares to the Company in satisfaction of his obligations of the Note.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         For the fiscal year ending March 31, 2001, Arthur Andersen LLP served as the Company's independent public accountants and audited the Company's financial statements. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. While the Audit Committee has not yet selected the Company's independent public accountants for the fiscal year ending March 31, 2002, the Company anticipates that Arthur Andersen LLP will again be selected for this purpose.

                                   AUDIT FEES

         The aggregate fees billed for professional services rendered by the Company's independent auditors for the audit of the Company's annual financial statements for the fiscal year ended March 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $205,000.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The Company's independent auditors did not perform any financial information system design or implementation work for the Company during the fiscal year ended March 31, 2001.

                                 ALL OTHER FEES

         The aggregate fees billed for all other professional services rendered by the Company's independent auditors for the fiscal year ended March 31, 2001 were approximately $2,685. The Audit Committee considered whether, and has determined that, the provision of these services is compatible with maintaining the independent auditor's independence.

                              SHAREHOLDER PROPOSALS

         Shareholders may present proposals for inclusion in the Company's 2002 proxy statement provided they are received by the Company no later than February 14, 2002, and are otherwise in compliance with applicable SEC regulations. Any other proposal that a shareholder wishes to bring before the Company's 2002 annual meeting must be received by the Company no later than May 1, 2002 to be considered timely. All proposals must comply with applicable SEC regulations and the Company's Restated By-Laws as amended to date, and must be directed to the Secretary of the Company at 5858 Westheimer, Suite 200, Houston, Texas 77057.

                                     GENERAL

         Management does not intend to bring any business before the meeting other than the matter referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

                                OTHER INFORMATION

         The cost of solicitation of proxies will be borne by the Company. Proxy cards and materials will also be distributed to beneficial owners of Common Stock through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for their charges and expenses. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission, and facsimile transmission without additional compensation.

         The Annual Report to Shareholders, containing the consolidated financial statements of the Company for the fiscal year ended March 31, 2001, accompanies this Proxy Statement.

         A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WITHOUT THE ACCOMPANYING EXHIBITS, AS FILED WITH THE SEC WILL BE MADE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CONSOLIDATED GRAPHICS, INC., ATTENTION: INVESTOR RELATIONS, 5858 WESTHEIMER, SUITE 200, HOUSTON, TEXAS 77057. A LIST OF EXHIBITS IS INCLUDED IN THE FORM 10-K, AND EXHIBITS ARE AVAILABLE FROM THE COMPANY UPON THE PAYMENT TO THE COMPANY OF THE REASONABLE COSTS OF FURNISHING THE SAME.


                                                     Wayne M. Rose
                                                     Secretary

                           CONSOLIDATED GRAPHICS, INC.
                             AUDIT COMMITTEE CHARTER

                                   APPENDIX A

The Audit Committee is a committee of the Board of Directors (the "Board") of Consolidated Graphics, Inc. (the "Company"). Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to the Company's shareholders and other financial statement users, the systems of internal controls established by management and the overall audit process. The Audit Committee will be composed of the number of members as deemed appropriate by the Board in accordance with the Bylaws of the Company. All committee members will be independent of the management of the Company and free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a committee member. All committee members must have an adequate understanding of general accounting and financial reporting matters, with at least one committee member having expertise in such matters.

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to provide assurance to the Board, shareholders and other financial statement users that the Company's accounting and financial reporting practices are in accordance with Generally Accepted Accounting Principles and the requirements of the Securities and Exchange Commission.

Specifically, the Audit Committee will perform the following:

o Review and make a recommendation to the Board regarding management's selection of independent auditors to audit the financial statements of the Company (and all of its subsidiaries). The independent auditors shall be ultimately accountable to the Board and the Audit Committee.

o Meet with the independent auditors and the Company's financial management no less than four times a year to review and discuss the following items:

           - Scope of the proposed audit for each year, the audit procedures to be performed and any comments or recommendations provided by the independent auditors.

           - Results of the independent auditor's review of the Company's quarterly interim financial statements.

           - Results of the annual audit of the Company's year-end financial statements, determining whether the Audit Committee should recommend inclusion of the audited financial statements in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

           - Financial statements contained in the Company's Form 10-K to obtain the independent auditors' judgement about the quality of the disclosure and content of such financial statements.

           - Any changes in accounting principles used by the Company.

           - The independent auditor's qualitative judgments about the quality, not just the acceptability, of the accounting principles, underlying estimates and clarity of the disclosure practices used by the Company.

           - All remaining information required to be communicated to the Audit Committee by the independent auditors pursuant to Statement of Auditing Standard No. 61, "Communications with Audit Committees."

o Review with the independent auditors and financial management the adequacy and effectiveness of the accounting and financial controls of the Company and discuss any recommendations for improvement of such control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis will be given to the adequacy of internal controls to prevent any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

o Obtain a written statement from the independent auditors as required by the Independence Standards Board's Independence Standard No. 1, "Independence Discussions with Audit Committees" regarding relationships and services which may impact independence and any related matters.

o Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

o Review with the independent auditors and financial management the effectiveness of the Company's internal operations review function, including the independence and authority of applicable reporting obligations, the proposed review plans for the coming year and the coordination of such plans with the independent auditors.

o Submit the minutes of all meetings of the Audit Committee to the Board or, as deemed appropriate, verbally review the matters discussed at each Audit Committee meeting with the Board.

o Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall retain independent counsel and other professionals as necessary to assist in the conduct of any investigation.

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                           CONSOLIDATED GRAPHICS, INC.

                                  JULY 26, 2001

                 Please Detach and Mail in the Envelope Provided
-------------------------------------------------------------------------------

A   [X]           PLEASE MARK YOUR
                  VOTES AS IN THIS
                  EXAMPLE.

                   FOR all nominees                  WITHHOLD
                   listed to right                   AUTHORITY
                   except as marked               to vote for all
                   to the contrary            nominees listed to right

1. Election              [  ]                          [   ]
   of Class II
   Directors
   listed to right


NOMINEES: Clarence C. Comer
          Gary L. Forbes


THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED "FOR" PROPOSAL 1.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S
NAME AT RIGHT.)


 SIGNATURE                                            Date:              , 2001
          --------------------  --------------------      --------------
                             SIGNATURE IF HELD JOINTLY

NOTE: (If signing as Attorney, Administrator, Executor, Guardian, Trustee or Corporate Officer, please add your title as such.)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                           CONSOLIDATED GRAPHICS, INC.
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

        ANNUAL MEETING OF SHAREHOLDERS TO BE HELD THURSDAY, JULY 26, 2001

      The undersigned hereby appoints Joe R. Davis and Wayne M. Rose, jointly and severally, proxies with full power of substitution and resubstitution and with discretionary authority to represent and to vote, in accordance with the instructions set forth on the reverse, all shares of common stock which the undersigned is entitled to vote at the 2001 Annual Meeting of Shareholders of Consolidated Graphics, Inc. and any adjournments thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote FOR Item 1 (the election of Class II directors other than any for whom authority to vote is withheld on the reverse). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE
--------------------------------------------------------------------------------